UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: April 18, 2005

X-RITE, INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	000-14800	38-1737300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

3100 44th Street S.W. Grandville, Michigan	49418
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number,

including area code:

(616) 534-7663

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 18, 2005 X-Rite, Incorporated (the “Company”) entered into a Purchase and Sale Agreement with Franklin Kentwood, LLC to purchase a new corporate headquarters and manufacturing facility in Kentwood, Michigan for $13.4 million. The new facility is approximately 350,000 square feet and is located ten miles from the Company’s current headquarters in Grandville, Michigan. The Company has also reached an agreement with state and local government on an incentive package of approximately $21.0 million in connection with the purchase. Final closing on the transaction is subject to certain contingencies and is expected to occur in the fourth quarter of 2005, with the move expected to occur in the second quarter of 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

Dated: April 22, 2005	X-RITE, INCORPORATED

	By:	/s/ Michael C. Ferrara
Michael C. Ferrara
Chief Executive Officer